                                 Exhibit 12.1

                     Pacific Century Financial Corporation
                   Statement Regarding Computation of Ratios
                         Year Ended December 31, 1998

 (in millions of dollars)

 Earnings:
 1. Income before income taxes . . . . . . . . . . . . . . .     $ 163.6
 2. Plus:  fixed charges including interest on deposits. . .       526.6
                                                                --------
 3. Earnings including fixed charges . . . . . . . . . . . .       690.2
 4. Less:  interest on deposits. . . . . . . . . . . . . . .       317.9
                                                                --------
 5. Earnings excluding interest on deposits. . . . . . . . .     $ 372.3



 Fixed Charges:
 6. Fixed charges including interest on deposits . . . . . .     $ 526.6
 7. Less:  interest on deposits. . . . . . . . . . . . . . .       317.9
                                                                --------
 8. Fixed charges excluding interest on deposits . . . . . .     $ 208.7



 Ratio of Earnings to Fixed Charges:
  Including interest on deposits (line 3 divided by line 6)         1.31 x
  Excluding interest on deposits (line 5 divided by line 8)         1.78 x
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